Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

ENTASIS THERAPEUTICS HOLDINGS INC.

AND

Innoviva Strategic Opportunities LLC

Dated as of February 17, 2022

i

EXHIBITS

Exhibit A	Form of Convertible Note
Exhibit B	Form of Warrant Certificate
Exhibit C	Form of Registration Rights Agreement

ii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (together with all Exhibits and Schedules hereto, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 17, 2022, is made by and between (i) Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), and (ii) Innoviva Strategic Opportunities LLC (the “Purchaser”). The Company and the Purchaser are referred to herein individually as a “Party,” and, collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein are defined in Article I hereof.

RECITALS

WHEREAS, subject to the terms and conditions contained in this Agreement, at the Closing, the Company intends to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a convertible promissory note in exchange for the Purchase Price (as defined below); and

WHEREAS, the Board has unanimously determined that this Agreement and the transactions contemplated hereby are advisable, fair and in the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company (on behalf of itself and each of its direct and indirect Subsidiaries) and the Purchaser agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Action” means, any action, suit, claim, arbitration, mediation, litigation, hearing, or other proceeding by or before any court, tribunal or arbitrator or any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person; provided, however, that neither Purchaser nor any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its direct and indirect Subsidiaries for purposes of this Agreement. “Affiliates” and “Affiliated” have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or permitted to be closed in the State of California.

“Bylaws” means the Company’s bylaws, as amended through the date hereof.

“Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended through the date hereof.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any Capital Stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge,” “Knowledge of the Company” or “Knowledge” means the actual knowledge of Manoussos Perros, Ph.D. and Michael Gutch, Ph.D and, solely with respect to the representations in Section 3.21, the actual knowledge of David Altarac, MD, John Mueller, PhD and Ruben Tommasi, PhD.

“Company Organizational Documents” mean the Certificate of Incorporation and the Bylaws.

“Consolidated Group” means the Company and its wholly owned subsidiary, Entasis Therapeutics Inc.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. “Controlled” has a correlative meaning.

“Convertible Note” has the meaning set forth in Section 2.1(a).

“Definitive Documents” means this Agreement, the Registration Rights Agreement, the Convertible Note, the Warrant Certificate and each of the other agreements and instruments entered into and delivered by the Parties hereto in connection with the transactions contemplated hereby.

“Environmental Laws” means all applicable federal, state, local or foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, demands or demand letters, licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company or any of its Subsidiaries is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (1) a Reportable Event with respect to a Pension Plan; (2) a withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (3) a complete or partial withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any member of the Consolidated Group or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is in reorganization within the meaning of Title IV of ERISA or that a Multiemployer Plan has been determined to be in “endangered” or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (4) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (5) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any of its Subsidiaries or any of their respective ERISA Affiliates, (6) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan, (7) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan, (8) the imposition of a Lien under Section 303(k) of ERISA with respect to any Pension Plan, (9) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA), or (10) the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA.

“Existing Warrants” has the meaning set forth in Section 5.9.

“FDA” means the United States Food and Drug Administration.

“Fundamental Representations” has the meaning set forth in Section 9.14.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Governmental Entity” means any applicable nation, state, county, city, town, village, district or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), stock exchange, multi-national organization or body, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” means (a) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured; (b) any indebtedness evidenced by any note, bond, debenture or other security or similar instrument; (c) any liabilities with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (d) any liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases; (e) any liabilities under any performance bond or letter of credit or any bank overdrafts and similar charges; (f) any accrued interest, premiums, penalties and other obligations relating to the foregoing items in clauses (a) through (e); and (g) any indebtedness referred to in clauses (a) through (f) above of any Person that is either guaranteed (including under any “keep well” or similar arrangement) by, or secured (including under any letter of credit, banker’s acceptance or similar credit transaction) by any Lien upon any property or asset owned by, the Company or any of its Subsidiaries.

“Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

“Investor Rights Agreement” has the meaning set forth in Section 5.11.

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Entity.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, preemptive right, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, Taxes, conditional sale or other title retention agreement, defect in title or other restrictions of any kind; provided that restrictions on transfer arising under applicable securities Laws shall not be Liens.

“Material Adverse Effect” means any effect, change, event, development, condition or occurrence (each, an “Effect”) that, individually or together with all other Effects, (i) has had or would be reasonably expected to have or result in a material adverse effect or material adverse change on the business, assets, liabilities, properties, financial condition or operating results of the Company and its Subsidiaries, taken as a whole, or (ii) to the ability of the Company to consummate timely the transactions contemplated by this Agreement, provided, however, that, none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be deemed to be or constitute a Material Adverse Effect and none of the following Effects, by itself or when aggregated with any one or more other Effects, shall be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur for purposes of clause (i) above: (A) (1) general market, economic or political conditions in the United States or worldwide or (2) conditions (or any changes therein) generally affecting the industries in which the Company conducts business, in each case, including any acts of terrorism or war, in the case of each of clauses (1) and (2), solely to the extent that such Effects do not have and are not reasonably likely to have a disproportionate impact on the Company, relative to other companies operating in the same industries in which the Company conducts business; or (B) the announcement or the existence of this Agreement and the transactions contemplated hereby.

“Material Contract” means any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

“Meeting” has the meaning set forth in Section 5.4(a).

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any member of the Consolidated Group or any of their respective ERISA Affiliates makes or is obligated to make contributions, or, during the preceding five (5) plan years, has made or has been obligated to make contributions.

“Nasdaq 19.99% Cap” has the meaning set forth in Section 5.3.

“Nasdaq Global Market” means the Nasdaq Global Market tier maintained by The Nasdaq Stock Market LLC (Nasdaq).

“Order” means any judgment, order, award, injunction, writ, permit, license, settlement or decree issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator of applicable jurisdiction (in each case, whether temporary, preliminary or permanent).

“Party” or “Parties” has the meaning set forth in the Preamble.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes or has an obligation to contribute or has made or has had an obligation to make contributions at any time in the preceding five plan years.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Pharmaceutical Product” means any product, compound, medicine or therapeutic which is subject to regulation as a drug, medicine or controlled substance by the United States Food and Drug Administration or any regulatory authority outside the United States.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or any of its Subsidiaries, or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Proxy Statement” has the meaning set forth in Section 5.4(b).

“Purchase Price” has the meaning set forth in Section 2.1(a).

“Registration Rights Agreement” shall have the meaning set forth in Section 5.5.

“Related Party” means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock issuable upon (i) conversion of the Convertible Note and (ii) exercise of the Warrants.

“Sanctioned Country” means any country or region that is subject or target of a comprehensive trade embargo under Sanctions.

“Sanctioned Person” means any individual or entity that is the subject or target of Sanctions, including (i) any individual or entity listed on any Sanctions-related restricted party list, including the U.S. Department of Treasury, Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List and the EU Consolidated List, (ii) any entity that is owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i) above, (iii) any national, resident, government, agency, or instrumentality of a Sanctioned Country or (iv) any individual or entity otherwise the subject or target of Sanctions.

“Sanctions” means all applicable Laws relating to economic, financial or trade sanctions, including any such Laws administered or enforced by the U.S. government (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (include by Her Majesty’s Treasury) or any other relevant Governmental Entity that administers or enforces economic, financial or trade sanctions.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Convertible Note that will be delivered to Purchaser pursuant to this Agreement, as well as the shares of Common Stock and Warrants that will be issuable upon conversion of the Convertible Note, and the Warrant Shares that will be issuable upon exercise of the Warrants.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Stockholder Approval” has the meaning set forth in Section 5.3.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.

“Tax Contest” means any audit, suit, conference, action, assessment, investigation, claim, administrative or judicial proceeding, or other similar interaction with a Governmental Entity with respect to any Tax.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (i) all taxes, assessments, duties, levies or other similar governmental charges paid or payable to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon, (ii) any liability for such amounts described in clause (i) as a result of being a member of a combined, consolidated, unitary, or affiliated group and (iii) any and all liability for the payment of any amounts described above in clauses (i) and (ii) as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability. “Taxing” and “Taxation” each have a correlative meaning.

“Termination Date” has the meaning set forth in Section 8.1(b).

“Warrant Certificate” means the certificate in substantially the form attached hereto as Exhibit B.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means warrants to purchase shares of Common Stock that are issuable upon conversion of the Convertible Note, at an exercise price of $1.48 per share, represented by and on the terms set forth herein and in the Warrant Certificate.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2    Construction. In this Agreement, unless the context otherwise requires:

(a)            references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)            references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)            words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)            the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)            the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)            “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)            references to “day” or “days” are to calendar days;

(h)            if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(i)            references to “the date hereof” or “the date of the Agreement” means the date of this Agreement;

(j)            references to “ordinary course of business” means the ordinary and usual course of normal day-to-day operations of the Company, consistent with past practices

(k)            the word “or” is disjunctive but not necessarily exclusive;

(l)            unless otherwise specified, references to any Law means such Law as amended from time to time and includes any successor Law thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(m)            references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

Article II

PURCHASE AND SALE

Section 2.1    The Purchase and Sale.

(a)            On the terms and subject to the conditions set forth herein, at the Closing, the Purchaser hereby agrees to purchase (or cause certain of its Subsidiaries to purchase), and the Company shall sell to Purchaser (or such Subsidiaries), a convertible promissory note in substantially the form attached hereto as Exhibit A having a principal amount of $15,000,000 (the “Convertible Note”) in exchange for a total purchase price of $15,000,000 (the “Purchase Price”).

(b)            The Parties agree that the Convertible Note to be purchased by Purchaser hereunder shall be issued in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Section 2.2     Closing.

(a)            The closing of the purchase of the Convertible Note (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures, or at such other time and place as the Parties may agree in writing, on the first (1st) Business Day after satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(b)            At the Closing, the Company shall:

(i)            deliver or cause to be delivered to the Purchaser:

(A)            a certificate of good standing of the Company as of a date no earlier than two (2) Business Days prior to the Closing Date;

(B)            the certificate contemplated by Section 6.1(f);

(C)            the duly executed Convertible Note in the principal amount of $15,000,000, registered in the name of the Purchaser, free and clear of all Liens;

(D)            an opinion from the Company’s outside legal counsel, dated as of the Closing Date, in a customary form reasonably acceptable to Purchaser; and

(E)            copies of the resolutions or written consents duly adopted by the Board and certified by the Company’s secretary authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(F)            counterparts to the Registration Rights Agreement, duly executed by the Company; and

(ii)            deliver or cause to be delivered any other customary documents or certificates reasonably requested by Purchaser which are reasonably necessary to give effect to the Closing.

(c)            At the Closing, the Purchaser shall:

(i)            deliver or cause to be delivered counterparts to the Registration Rights Agreement, duly executed by the Purchaser;

(ii)            deliver or cause to be delivered any customary documents or certificates reasonably requested by the Company which are reasonably necessary to give effect to the Closing; and

(iii)            pay or cause to be paid the Company the Purchase Price by wire transfer of immediately available funds.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing, as follows:

Section 3.1      Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are formed, and each has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Other than the Persons set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 23, 2021, the Company has no Subsidiaries and does not own Capital Stock in any other Person.

Section 3.2      Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under the Agreement and the other Definitive Documents, to consummate the transaction contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Agreement and the other Definitive Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities and the reservation for issuance of (i) the shares of Common Stock issuable upon conversion of the Convertible Note and (ii) the Warrant Shares pursuant to the Warrant Certificate) have been duly authorized by the Company, and such authorization has not been, and as of the Closing will not have been, subsequently rescinded or modified in any way, and, no further filing, consent or authorization is or will be required to be made by or on behalf of the Company, its Subsidiaries and their respective boards of directors, stockholders or other governing bodies in connection with the transactions contemplated by the Definitive Documents. The Agreement has been, and the other Definitive Documents to which the Company is a party will be, prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by applicable federal or state securities Law (the “General Enforceability Exceptions”).

Section 3.3      Issuance of Securities. The issuance of the Securities is duly authorized, and upon issuance in accordance with the terms of the Definitive Documents will be validly issued, fully paid and non-assessable (to the extent such concepts are applicable) and free and clear of all Liens. At the Closing, the Convertible Note will be in substantially the form attached hereto as Exhibit A. The issuances of the Securities in connection with the transactions contemplated by the Definitive Documents are in compliance, in all respects, with all applicable Laws, and the Securities are not subject to, and will not be issued in violation of, any purchase options, call options, rights of first refusal, preemptive rights, subscription rights or any similar rights under applicable Law, the Company Organizational Documents or any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article IV, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. As of the Closing, the Company will have reserved from its duly authorized Capital Stock the Required Minimum. Upon the issuance of the shares of Common Stock following the conversion of the Convertible Note in accordance with its terms or the Warrant Shares upon exercise of the Warrants in accordance with the Warrant Certificate, such shares, when issued, will be validly issued, fully paid and non-assessable and free and clear of all Liens, with the holders thereof being entitled to all rights accorded to a holder of Common Stock.

Section 3.4      No Conflicts. The execution, delivery and performance of this Agreement and the other Definitive Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities and the reservation for issuance of Common Stock issuable upon the conversion of the Convertible Note in accordance with its terms and upon exercise of the Warrants in accordance with, and pursuant to, the Warrant Certificate) will not (i) result in a violation of the Certificate of Incorporation, Bylaws, certificate of formation, memorandum of association, articles of association or other organizational documents of the Company or any of its Subsidiaries (collectively, the “Group Companies Organizational Documents”), (ii)  conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any Law (including, for the avoidance of doubt, foreign, federal and state securities Laws and the rules and regulations of the Nasdaq Global Market) or Order that would be material to the business of the Company and its Subsidiaries taken as a whole.

Section 3.5      Consents. Except as set forth in Section 5.7(c) or in the circumstances described in Section 5.3, neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the other Definitive Documents, in each case, in accordance with the terms hereof and thereof. To the Company’s Knowledge, no facts or circumstances exist which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registrations, applications or filings contemplated by the Definitive Documents.

Section 3.6      No General Solicitation; Agents’ Fees. Neither the Company, nor any of its Subsidiaries, Affiliates, Representatives or any other Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. No placement agent’s fees, financial advisory fees, or brokers’ commissions or fees or any similar fees are or will be owed or payable to any Person in connection with transactions contemplated by the Definitive Documents. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Definitive Documents and the transactions contemplated thereby and that the Company’s decision to enter into the Definitive Documents to which it is a party has been based solely on the independent evaluation by the Company and its Representatives.

Section 3.7      Application of Takeover Protections; Rights Agreement. Prior to the Closing, the Company and its board of directors will have taken all necessary actions, if any, in order to comply with or obtain waivers in connection with any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under any of the Group Companies Organizational Documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser as a result of the transactions contemplated by the Definitive Documents, including the Company’s issuance of the Securities and ownership by the Purchaser of the Securities. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

Section 3.8      SEC Documents; Financial Statements.

(a)            The Company (including its predecessors) has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act or the Securities Act (all of the foregoing filed since January 1, 2020, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to Purchaser true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the Nasdaq Global Market, in each case, applicable to the SEC Documents, and none of the SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the 1934 Act. There are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Company’s Knowledge, no SEC Document is the subject of ongoing SEC review or outstanding SEC investigation.

(b)            As of their respective dates, the audited and unaudited financial statements of the Company and its predecessors included in the SEC Documents (including, in each case, the notes thereto, the “Financial Statements”), complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the Financial Statements (including any notes or any letter of the independent accountants of the Company with respect thereto), nor, to the Company’s Knowledge, do there exist any facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(c)            The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that are effective to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of financial statements of the Company and its Subsidiaries for external purposes in accordance with GAAP, and includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) transactions are recorded as necessary to permit preparation of financial statements and (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountants, Governmental Entities or other Person relating to (x) any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of the Company or its Subsidiaries who have (or had) a significant role in the Company’s or its Subsidiaries’ internal controls.

(d)            There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(e)            There are no material disagreements of any kind presently existing or, to the Company’s Knowledge, reasonably anticipated to arise between the Company and any of its Subsidiaries, on the one hand, and the accountants and lawyers formerly or presently engaged by the Company (including its predecessors) and any of Subsidiaries thereof, on the other hand, and the Company and each of its Subsidiaries is current with respect to any fees owed to its respective accountants and lawyers which, the failure to pay could affect the Company’s ability to perform any of its obligations under any of the Definitive Documents.

Section 3.9      Absence of Certain Changes. Since December 31, 2020 (the “10-K Date”), no Material Adverse Effect has occurred, and there has not been, and there does not exist, any Effect that would reasonably be expected to have a Material Adverse Effect. Since the 10-K Date, neither the Company nor any of its Subsidiaries has taken any action that if taken after the date hereof would require the consent of the Purchaser pursuant to Section 5.1(b). Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any applicable Law relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and, after giving effect to the transactions contemplated by the Definitive Documents, will not be, Insolvent. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and does not plan to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

Section 3.10      Conduct of Business; Regulatory Permits.

(a)            Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Group Companies Organizational Documents. Neither the Company (including its predecessors) nor any Subsidiaries thereof (i) is, or has been since January 1, 2019, in violation of any applicable Law or Order applicable thereto or (ii) has received since January 1, 2019 a notification or communication from any Governmental Entity asserting that it is not or has not been in compliance with any applicable Law or Order, except which could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in material violation of any of the rules, regulations or requirements of the Nasdaq Global Market, and has no Knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of trading the Common Stock by the Nasdaq Global Market. Since January 1, 2019, (i) the Common Stock has been listed or designated for quotation on the Nasdaq Global Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Nasdaq Global Market and (iii) the Company has received no communication, written or oral, from the SEC or the Nasdaq Global Market regarding the suspension or delisting of the Common Stock from the Nasdaq Global Market. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, except to the extent that the failure to possess all such licenses, certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect. There is no Contract or Order binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which, individually or together with any other Contract or Order, has had or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries.

(b)            The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, since January 1, 2021, received notice from the Nasdaq Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.11      Certain Regulatory Matters.

(a)            None of the Company (including its predecessors), any Subsidiaries thereof or any of their respective directors, officers, or other Representatives (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption Law, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of, any money, or offered, given, promised to give, or authorized the giving of, anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity or any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances in which such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity; or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(b)            The Company has in place policies, procedures and controls that ensure compliance with the (i) FCPA and (ii) other applicable anti-bribery or anti-corruption laundering Laws in each foreign jurisdiction in which the Company does business.

(c)            No Company Affiliate or any other business entity or enterprise with which the Company or any Subsidiary is or has been Affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback, bribe gratuity, lobbying expenditure, political contribution or contingent fee payment to any Person or (ii) to any political organization, or to the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(d)            The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations and Sanctions, including the Laws, executive orders and sanctions programs administered by OFAC. No Company Affiliate (x) is a Sanctioned Person or has any reason to believe that it is acting on behalf of, or for the benefit of, any Sanctioned Person or (y) has engaged in any dealings with or the benefit of any Sanctioned Person, or in or involving any Sanctioned Country.

(e)            Since January 1, 2019, no allegations of sexual harassment have been made to the Company (including its predecessors) or any Subsidiaries thereof against any individual in his or her capacity as director or a managerial employee, or to the Company’s Knowledge, any other employee, of the Company (including its predecessors) or any Subsidiaries thereof.

Section 3.12      Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

Section 3.13      Transactions With Affiliates. There have not been any transactions or Contracts or series of related transactions or Contracts required to be disclosed under Item 404 of Regulation S-K under the 1934 Act.

Section 3.14      Capitalization

(a)            As of the date hereof, the authorized Capital Stock of the Company consists of 125,000,000 shares of Common Stock, of which 47,851,779 are issued and outstanding, and 10,000,000 shares of preferred stock, of which none are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. Except for the foregoing Capital Stock, the Company has no other Capital Stock authorized, reserved for issuance or outstanding.

(b)            All of the Company’s outstanding Capital Stock is duly authorized and validly issued, fully paid and non-assessable (as such concepts are applicable). All the outstanding shares of Capital Stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and are owned, directly or indirectly, by the Company free and clear of all Liens.

(c)            (A) None of the Company’s or any of its Subsidiaries’ Capital Stock is subject to preemptive rights or any other similar rights or restrictions or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries, or Contracts by which the Company or any of its Subsidiaries is or may become bound to issue additional Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Capital Stock of the Company or any of its Subsidiaries; (C) there are no Contracts under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments or Capital Stock containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) there are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by they are bound relating to the voting of any shares, interests or Capital Stock of the Company or any of its Subsidiaries.

(d)            True, correct and complete copies of the Company Organizational Documents, and the terms of all convertible securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to the SEC Documents.

Section 3.15      Indebtedness. Neither the Company nor any of its Subsidiaries has any outstanding Indebtedness.

Section 3.16      Material Contracts. Neither the Company nor any of its Subsidiaries is party to, and none of their respective properties or assets are bound by, a Material Contract. Except as otherwise disclosed in the SEC Documents each Material Contract set forth in the SEC Documents is in full force and effect, and is a legal, valid and binding agreement of the Company or its Subsidiaries, as applicable, and, to the Company’s Knowledge, the other parties thereto, subject only to the General Enforceability Exceptions. There is no material default or breach by the Company or any of its Subsidiaries, as applicable, with respect to any such Material Contract or, to the Company’s Knowledge, any other party thereto, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or would permit termination, material modification or acceleration thereof by any party to such Material Contract. Neither the Company nor any of its Subsidiaries has waived any material rights under any such Material Contract. Neither the Company nor any of its Subsidiaries has received written notice of the intention of any third party under any such Material Contract to cancel, terminate or materially modify the terms of any such Material Contract, or accelerate the obligations of the Company or any of its Subsidiaries, as applicable, thereunder. There are no current or pending financing arrangements or assignments of proceeds with respect to any such Material Contract.

Section 3.17      Litigation. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there is no, and since January 1, 2019 there has not been, any Action before or by the Nasdaq Global Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company (including its predecessors) or any of Subsidiaries thereof, the Capital Stock thereof or any current or former officers, directors, managers or employees thereof, whether of a civil or criminal nature or otherwise, in their capacities as such. To the Knowledge of the Company, no current or former director, officer, manager or employee of the Company (including its predecessors) or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company (including its predecessors), any Subsidiaries thereof or any current or former director, officer, manager or employee of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the 1934 Act. To the Company’s Knowledge, no fact exists which might result in or form the basis for any such Action. Neither the Company nor any of its Subsidiaries is subject to any Order.

Section 3.18      Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, in each case, as is customary in the businesses in which the Company and its Subsidiaries are engaged. All premiums due and payable in respect of such insurance policies maintained by the Company and its Subsidiaries have been paid in full. Neither the Company nor any of its Subsidiaries have been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on substantially the same terms as now in effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no such insurance policy of the Company or any of its Subsidiaries has been, or has been threatened to be, cancelled by the applicable insurer since January 1, 2019, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such insurance policy.

Section 3.19      Employee Relations. The Company and each of its Subsidiaries maintains good relationships with their respective employees. Except as otherwise disclosed in the SEC Documents, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or the applicable Subsidiary that such executive officer or key employee intends to terminate, or materially amend the terms of, its employment with the Company or the applicable Subsidiary. To the Company’s Knowledge, no executive officer or other key employee of the Company or any of its Subsidiaries is or will be (with or without the passage of time, or both), in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information Contract, non-competition Contract or any other Contract, or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect. There are no strikes or other labor disputes against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no strikes or other labor disputes threatened against the Company or any of its Subsidiaries.

Section 3.20      Title.

(a)            The Company and each of its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries, as applicable (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current Taxes not yet due for which adequate reserves (as determined in accordance with the GAAP) have been established on the Financial Statements, (b) zoning Laws and other land use restrictions that do not, and will not (with or without the passage of time, or both) impair the present or anticipated use of the Real Property subject thereto, and (c) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other statutory liens arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect. Each Real Property held under lease by the Company or any of its Subsidiaries is held by the Company or its applicable Subsidiary under a valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the current and anticipated use made and proposed to be made of such Real Property and buildings by the Company or any of its Subsidiaries, as applicable.

(b)            Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs, except for routine maintenance and repairs in the ordinary course of business, and are sufficient, in all material respects, for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted. The Company and its Subsidiaries collective own all of the Fixtures and Equipment free and clear of all Liens except for (a) Liens for current Taxes not yet due for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, (b) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the Fixtures and Equipment subject thereto, (c) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other statutory liens arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect and (d) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or its any of Subsidiaries.

Section 3.21      Intellectual Property Rights.

(a)            The Company and its Subsidiaries collectively own or possess good and marketable title to, or valid licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted in all material respects. None of the Company’s material Intellectual Property Rights have expired or have been terminated or abandoned, or are expected to expire, or to be terminated or abandoned, in each case, within three (3) years from the date of the Agreement, except any such Intellectual Property Rights that would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not have any Knowledge of any infringement, misappropriate or violation by the Company or its Subsidiaries of Intellectual Property Rights of others.

(b)            Subject to the license and collaboration agreement with Zai Lab (Shanghai) Co., Ltd., the Company is the exclusive owner of the entire right, title and interest in and to durlobactam (formerly ETX2514), sulbactam-durlobactam (SUL-DUR, formerly ETX2514SUL) and ETX0282CPDP (collectively, the “Products”), and is the exclusive owner of the entire right, title and interest in and to, or has licensed or has the right to license all Intellectual Property Rights in the Products, all data associated therewith, and all Intellectual Property Rights covering or relating to the Products, free and clear of all liens. To the Company’s Knowledge, all patents owned or controlled by the Company that have been issued or granted by the appropriate patent office are valid and enforceable.

(c)            Subject to the terms of the July 2017 collaboration agreement between the Company and the Global Antibiotic Research and Development Partnership (“GARDP”), the Company is the exclusive owner of the entire right, title and interest in and to zoliflodacin, and is the exclusive owner of the entire right, title and interest in and to, or has licensed or has the right to license all Intellectual Property Rights in zoliflodacin, all data associated therewith, and all Intellectual Property Rights covering or relating to zoliflodacin, free and clear of all liens. To the Company’s Knowledge, all patents owned or controlled by the Company that have been issued or granted by the appropriate patent office are valid and enforceable.

(d)            There is no action which has been brought, or to the Knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except such as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, there are no facts or circumstances which might give rise to any actions regarding the Company’s Intellectual Property Rights.

(e)            To the Company’s Knowledge, the manufacture, use, offer for sale, sale and/or importation of any of the Products or zoliflodacin will not infringe any patent or other Intellectual Property Rights of any third party. Neither Company nor any of its Subsidiaries has received written or oral notice of any action, suit or proceeding that claims, that the development, manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product or zoliflodacin would infringe on Intellectual Property Rights of any third party.

(f)            The Company is in material compliance with all terms of and obligations under its March 2017 and October 2017 funding agreements with the Trustees of Boston University, as amended in September 2019 (the “CARB-X Agreements”) to utilize funds from the U.S. government through the Combating Antibiotic Resistant Bacteria Biopharmaceutical Accelerator (CARB-X) program, and has not breached and is not in default under any provision of the CARB-X Agreements.

(g)            To the Knowledge of the Company, no event has occurred that would give the Trustees of Boston University or CARB-X the right to unilaterally terminate the CARB-X Agreements. The Company has not received any notice of an intention by the Trustees of Boston University or CARB-X to terminate the CARB-X Agreements, and the Company has not agreed with the Trustees of Boston University or CARB-X to terminate the CARB-X agreements in whole or in part.

(h)            The Company is in material compliance with all terms of and obligations under its April 2018 license and collaboration agreement with Zai Lab (Shanghai) Co., Ltd. (the “Zai Lab Agreement”) regarding durlobactam and sulbactam-durlobactam, and has not breached and is not in default under any provision of the Zai Lab Agreement.

(i)            To the Knowledge of the Company, no event has occurred that would give Zai Lab the right to unilaterally terminate the Zai Lab Agreement. The Company has not received any notice of an intention by Zai Lab to terminate the Zai Lab Agreement, and the Company has not agreed with Zai Lab to terminate the Zai Lab Agreement in whole or in part.

(j)            The Company is in material compliance with all healthcare laws and regulations.

(k)            The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. In the past five years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged or suspected data breach or other security incident or (ii) been subject to or received any notice of any audit, investigation, complaint, or other claim concerning the violation of any data protection laws.

Section 3.22      Environmental Laws.

(a)            The Company (including its predecessors) and Subsidiaries thereof (A) are, and since January 1, 2019 have been, in compliance with any and all Environmental Laws (as defined below), and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company is in violation of, or has any liability under, any Environmental Law, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.

(b)            No Hazardous Materials (i) have been disposed of or otherwise released from any currently or formerly owned Real Property of the Company (including its predecessors) or any Subsidiaries thereof in violation of any Environmental Laws; and (ii) are, to the Company’s Knowledge, present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws.

Section 3.23      Tax Status. The Company and each of its Subsidiaries (i) has filed all Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those being contested in good faith for which adequate reserves (as determined in accordance with the GAAP) have been established on the Financial Statements and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply, except in case of (i) and (ii), where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no unpaid Taxes claimed to be due and payable by the Taxing authority of any jurisdiction, and, to Knowledge of the Company, no facts or circumstances exist of that would be the basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 3.24      Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.25      U.S. Real Property Holding Corporation. The Company (including its predecessors) and all Subsidiaries thereof is not, has not ever been, and, for so long as any of the Securities are held by the Purchaser, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 3.26      Registration Eligibility. The Company is, and from and after the Closing will be, eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Purchaser using Form S-3 promulgated under the 1933 Act.

Section 3.27      Transfer Taxes. On the Closing Date, all stock transfer or other Taxes (other than income or similar Taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Purchaser pursuant to this Agreement will be, or will have been, fully paid or provided for by the Company, and all Laws imposing such Taxes will be or will have been complied with in all material respects.

Section 3.28      Shell Company Status. The Company is not an issuer identified in, and subject to, Rule 144(i).

Section 3.29      ERISA Compliance.

(a)            Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws.

(b)            (i) No ERISA Event has occurred for which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has any residual liability; and (ii) no ERISA Event is expected to occur, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)            At no time since April 1, 2017 or otherwise, to the Company’s Knowledge during the past six (6) years, has the Company (including its predecessors) or any member of the “Controlled Group” thereof (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) maintained, sponsored or contributed to, or been obligated to contribute to (i) any retirement plan which is subject to Title IV of ERISA or Section 412 of the Code or (ii) any Multiemployer Plan.

Section 3.30      Management. Since January 1, 2019, no current or former officer or director or, to the Knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company (including its predecessors) or any Subsidiaries thereof has been the subject of:

(a)            a petition under applicable bankruptcy Laws or any other applicable insolvency or moratorium Law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner, or any corporation or business association of which such person was an executive officer;

(b)            a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)            any Order that has not subsequently reversed, suspended or vacated, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)            engaging in any particular type of business practice; or

(ii)            engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities Laws or commodities Laws;

(d)            any Order that has not been subsequently reversed, suspended or vacated, barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)            a finding by a Governmental Entity in a civil Action or by the SEC or other authority to have violated any securities Laws or decrees, and the judgment in such civil Action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)            a finding by a Governmental Entity in a civil Action or by the Commodity Futures Trading Commission to have violated any federal commodities Laws, and the judgment in such civil Action or finding has not been subsequently reversed, suspended or vacated.

Section 3.31      FDA. There is no pending, completed or, to the Company's Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other Governmental Entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.

Section 3.32      Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not granted, and there is no and has not been any policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 3.33      No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering of the Securities contemplated by this Agreement, or to the Company’s Knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Purchaser a copy of any disclosures provided thereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchaser or other potential purchasers in connection with the sale of the Securities contemplated by this Agreement.

Section 3.34      No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable stockholder approval provisions of the Nasdaq Global Market.

Section 3.35      Regulation M Compliance. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.36      Proxy Statement. None of the information in the Proxy Statement will, on the date it is filed, on the date it is first mailed to the stockholders of the Company and at the time of the Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of the Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants as of the date hereof and as of the Closing, as follows:

Section 4.1      Organization. Purchaser is an entity duly formed, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2      Organizational Power and Authority. Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken or will take all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the transactions contemplated hereby.

Section 4.3      Execution and Delivery. This Agreement has been validly executed and delivered by Purchaser, and, assuming due and valid execution and delivery hereof by the Company, will constitute valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.4      No Conflict. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby (a) will not conflict with, or result in a breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which Purchaser is party or is bound or to which any of the property or assets of Purchaser are subject, (b) will not result in any violation of the provisions of the organizational documents of Purchaser, and (c) will not result in any material violation of any Law or Order applicable to Purchaser or any of its properties, except in each of the cases described in clauses (a) through (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser’s performance of its obligations under this Agreement.

Section 4.5      Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over Purchaser or any of its properties is required for the execution and delivery by Purchaser of this Agreement, the compliance by Purchaser with the provisions hereof and the consummation of the transactions contemplated hereby, except any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser’s performance of its obligations under this Agreement.

Section 4.6      No Registration. Purchaser understands that (a) the Securities have not been registered under the Securities Act by reason of a specific exemption or exclusion from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein or otherwise made pursuant hereto and (b) the Securities cannot be sold unless subsequently registered under the Securities Act or an exemption or exclusion from registration is available.

Section 4.7      Purchasing Intent. Purchaser is acquiring the Securities for its own account or accounts or funds over which it or its Affiliates hold voting or investment discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and Purchaser has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 4.8      Sophistication; Investigation. Purchaser has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Securities. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and an “institutional account” within the meaning of Rule 4512 of the Financial Industry Regulatory Authority or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Purchaser understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement, Purchaser has independently evaluated the merits and risks of its decision to enter into this Agreement and consummate the transactions contemplated hereby.

Section 4.9      Sufficient Funds. Purchaser has, or at the Closing will have, sufficient assets and the financial capacity to perform all of its obligations under this Agreement.

Section 4.10      Bad Actor. Neither the Purchaser nor any person or entity with whom the Purchaser will share beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

Section 4.11      Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article III (as qualified by the SEC Documents) or in any other Definitive Document, Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its Subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company. Without limiting the foregoing, Purchaser has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations, and Purchaser is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and Purchaser has not relied upon and will not have any claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

Article V

ADDITIONAL COVENANTS

Section 5.1      Covenants of the Company. During the period from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Article VIII, except (x) as otherwise expressly required by this Agreement, (y) as required by applicable Law or (z) as consented to in writing by the Purchaser, the Company shall, and shall cause each of its direct and indirect Subsidiaries to:

(a)            use commercially reasonable efforts to preserve, in all material respects, its business operations, organization and goodwill and its relationships with suppliers, customers, lenders and others having business dealings with the Company and its Subsidiaries, except as would be reasonably expected to cause a Material Adverse Effect;

(b)            to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated by this Agreement, support and take all steps reasonably necessary and desirable to address and resolve any such impediment;

(c)            use good faith and commercially reasonable efforts to obtain all required Governmental Entity and third-party approvals for the consummation of the transactions contemplated by this Agreement;

(d)            inform counsel to the Purchaser as soon as reasonably practicable after becoming aware of: (A) any Material Adverse Effect; (B) any notice of any commencement of any involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of the Company or any of its Subsidiaries; (C) a breach of this Agreement; and (D) any representation or statement made or deemed to be made by the Company or any of its Subsidiaries under this Agreement, which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

(e)            maintain the good standing of the Company and any Subsidiaries of the Company under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(f)            make all necessary registrations, declarations and filings with, and notices to, Governmental Entities (including under the Securities Exchange Act of 1934 (the “Exchange Act”)) (a) in the ordinary course of business and (b) with respect to the transactions contemplated by this Agreement; and

(g)            use commercially reasonable efforts to operate their business in the ordinary course of business.

Section 5.2      [Reserved]

Section 5.3      Nasdaq 19.99% Cap. Each of the Parties acknowledge and consent to the limitations set forth in Section 3.5 of the Convertible Note and the application of Nasdaq Listing Rule 5635(d) (the “Nasdaq 19.99% Cap”), except that such limitation will not apply following Stockholder Approval (defined below). The Company will use reasonable best efforts to obtain stockholder approval of the Convertible Note and the issuance of shares of Common Stock and Warrants issuable upon the conversion of the portion of the Convertible Note in excess of the Nasdaq 19.99% Cap in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Stockholder Approval”).

Section 5.4      Stockholder Approval.

(a)            The Company shall take all action necessary under applicable Law to call, give notice of, convene and hold its Annual Meeting of Stockholders for the purpose of, inter alia, obtaining the Stockholder Approval (the “Meeting”). The Company will take all action necessary under applicable law to (i) convene and hold the Meeting no later than the 50th day following the mailing of the Proxy Statement (as defined below) to the Company’s stockholders and (ii) obtain the Stockholder Approval at the Meeting. The Company shall take reasonable measures to ensure that all proxies solicited in connection with the Stockholder Approval are solicited in compliance with all applicable Law.

(b)            As promptly as reasonably practicable after the date hereof, and in no case any later than May 2, 2022, the Company shall prepare and file with the SEC a definitive proxy statement (as amended and supplemented, the “Proxy Statement”), relating to the Meeting, which shall include the recommendation of the Board that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and the transactions contemplated herein and in the other Definitive Documents. The Company shall use its reasonable best efforts to obtain the Stockholder Approval, including using reasonable best efforts to solicit proxies from the Company’s stockholders. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq Global Market. The Company shall not file the Proxy Statement without providing Purchaser a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and cause the Proxy Statement in definitive form to be cleared by the SEC and mailed (if required by applicable Law) to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company, prior to responding to SEC comments with respect to the Proxy Statement, will first provide Purchaser and its Representatives a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Purchaser or its Representatives.

(c)            Nothing contained in this Agreement shall prohibit the Company or the Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or (iii) otherwise making any disclosure to the Company stockholders; provided, however, that in the case of the foregoing clause (iii) the Board determines in good faith, after consultation with its outside legal counsel, that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law.

(d)            The Purchaser shall vote or cause to be voted the maximum number of its shares of Common Stock permitted by applicable law, including Nasdaq Listing Rule 5635(d), in favor of the Stockholder Approval; it being understood that in no event shall the Purchaser or its affiliates be required to exercise any warrants (including the Warrants) or acquire any additional shares of Common Stock. If the Company is unable to obtain the Stockholder Approval, any remaining outstanding balance of the Convertible Note will remain outstanding.

Section 5.5      Registration Rights Agreement. Simultaneously with the Closing, the Company and the Purchaser shall enter into the registration rights agreement attached hereto as Exhibit C (the “Registration Rights Agreement”), whereby the Purchaser will be entitled to be named as a “Holder” thereunder (with all attendant rights), to include the Securities as “Registrable Securities” thereunder and to provide for the filing and continuous effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) covering the Securities, with such filing to be made no later than 90 days following the Closing.

Section 5.6      Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Nasdaq Global Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 5.7      Required Minimum.

(a)            The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to this Agreement in such amount as may then be required to fulfill its obligations in full under this Agreement, without regard to any conversion or exercise limits therein.

(b)            If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 130% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to this Agreement, then the Board of Directors shall use reasonable best efforts to amend the Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as reasonably practicable and in any event not later than the 30th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to this Agreement.

(c)            Prior to the date hereof, the Company has filed with the Nasdaq Global Market a Listing of Additional Shares Notification under Listing Rule 5250(e)(2) (an “LAS Notification”) covering a number of shares of Common Stock at least equal to the Required Minimum. Promptly following the date hereof, the Company shall take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on Nasdaq Global Market as soon as possible thereafter, and shall maintain the listing or quotation of a numbers of shares of Common Stock on any date equal to the Required Minimum on such date on the Nasdaq Global Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. Following the Closing, the Company shall, from time to time as required, within the time period required by the Nasdaq Global Market, prepare and file with the Nasdaq Global Market a Change in Shares Outstanding.

Section 5.8      Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Definitive Documents, including, without limitation, its obligation to issue the Securities pursuant to this Agreement, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 5.9      Existing Warrants. The Company acknowledges that prior to the date of this Agreement, warrants to purchase an aggregate of 28,672,897 shares Common Stock were issued to the Purchaser and Innoviva, Inc., the managing member of the Purchaser, with issuance dates of April 22, 2020, June 11, 2020, September 1, 2020, May 3, 2021 and June 11, 2021 (the “Existing Warrants”). Contingent upon the payment of the Purchase Price in accordance with this Agreement, and without the need for any further action by any such holder of the Existing Warrants, the expiration date for exercise of each of the Existing Warrants shall automatically be extended by two years beyond the applicable term currently set forth in each of the Existing Warrants. For the avoidance of doubt, this Section 5.9 shall be deemed to have amended and modified each of the Existing Warrants to give effect to the terms set forth herein.

Section 5.10      Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 5.11.      Information Rights. Reference is made to that certain Investor Rights Agreement dated April 20, 2020 by and between the Company and Innoviva, Inc. (as the same may be amended or amended and restated from time to time, the “Investor Rights Agreement”). The Parties hereto agree that Section 5(a) of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

“For so long as Purchaser owns any Company Common Stock or Warrants, the Company shall, and shall cause its Subsidiaries to, (i) afford to Purchaser and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, books, contracts, commitments, Tax Returns, records and appropriate officers, advisors and employees, and shall furnish Purchaser and its Representatives with financial and operating data and other information concerning the affairs of the Company and its Subsidiaries and (ii) modify its existing internal processes, accounting and financial reporting (including the timing of preparation of financial statements), in each case, as Purchaser and its Representatives may reasonably request, including to permit Purchaser to consolidate the Company’s financial statements into those of the Purchaser and to allow Purchaser to report its financial results and complete and file all public filings required to be made by Purchaser under applicable Law and the rules and regulations of the Securities Exchange Commission in a manner consistent with Purchaser’s past practices. In furtherance, and without limiting the foregoing, the Company shall (i) provide to Purchaser a monthly report within five (5) Business Days of the applicable month end setting forth in reasonable detail a general ledger, trial balance, balance sheet, income statement and balance sheet account reconciliations for the Company and its Subsidiaries and (ii) make its senior finance team (including its chief financial officer) available on a quarterly basis within 10 days prior to the end of each fiscal quarter to meet with Purchaser’s finance team and to provide updates on the Company’s business activities, financial results, major financial affairs and accounting policy changes.”

Article VI

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 6.1      Conditions to the Obligations of the Purchaser at the Closing. The obligations of Purchaser to consummate the Closing shall be subject to (unless waived in writing by the Purchaser) the satisfaction of the following conditions prior to or at the Closing:

(a)            Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(b)            Governmental Approvals. All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

(c)            No Legal Impediment to Issuance. No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by this Agreement.

(d)            Accuracy of the Representations and Warranties. (i) The Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (ii) the other representations and warranties of the Company shall be true and correct as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date), except in each case for such failure to be true and correct that, individually or in the aggregate, has not resulted in a Material Adverse Effect, in all cases disregarding all materiality qualifiers in such representations and warranties.

(e)            Compliance with Covenants. The Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing.

(f)            Delivery of the Closing Certificate. The Company shall have delivered to Purchaser a certificate duly executed by the Chief Executive Officer of the Company certifying that the conditions set forth in clauses (a), (d) and (e) of this Section 6.1 have been fully satisfied.

(g)            Suspension. Since the date hereof, trading in the Common Stock shall not have been suspended.

(h)            Nasdaq Global Market Filing. The Company shall have filed the LAS notification with the Nasdaq Global Market.

(i)            Other Deliverables and Actions. The Company shall have delivered or caused to be delivered and shall have taken each of the actions contemplated by Section 2.2(b).

Section 6.2      Conditions to the Obligations of the Company at the Closing. The obligations of the Company to consummate the Closing shall be subject to (unless waived in writing by the Company) the satisfaction of each of the following conditions prior to or at the Closing:

(a)            Governmental Approvals. All authorizations, approvals, consents or clearances under applicable Law required in connection with the transactions contemplated by this Agreement shall have been obtained or filed.

(b)            No Legal Impediment to Issuance. No applicable Law will have been enacted or made effective and no Order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement, and no action by a Governmental Entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the consummation of the transactions contemplated by this Agreement.

(c)            Accuracy of the Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) except, in each case, as would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact Purchaser’s performance of its obligations under this Agreement.

(d)            Compliance with Covenants. The Purchaser shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing.

Article VII

INTENTIONALLY OMITTED

Article VIII

TERMINATION

Section 8.1      Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)            by mutual written consent of the Company and the Purchaser;

(b)            by the Purchaser, upon written notice to the Company, if the Closing shall not have been consummated on or prior to 5:00 pm New York Time on February 23, 2022 or such later date, if any, as the Company and the Purchaser may mutually agree upon in writing (such date, the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not available to the Purchaser if Purchaser’s breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the Closing to occur on or prior to the Termination Date;

(c)            by the Company or the Purchaser, upon written notice to the other Party, if a Governmental Entity of competent jurisdiction has issued an Order or has taken any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order or action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure to avoid such Order or other action; or

(d)            by Purchaser, upon written notice to the Company, if:

(i)            (A) the Company has breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition to the Closing to not be able to be satisfied, (B) the Purchaser shall have delivered written notice of such breach or inaccuracy to the Company and (C) such breach or inaccuracy is not cured by the Company before the earlier of (x) the 10th day following the delivery of such notice, and (y) the Termination Date; or

(ii)            the Company or any of its direct or indirect Subsidiaries (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect; (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (A); (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Company or any Affiliate or for a substantial part of the Company’s assets; (D) makes a general assignment or arrangement for the benefit of creditors; or (E) takes any corporate action for the purpose of authorizing any of the foregoing.

(e)            by the Company, upon written notice to the Purchaser, if:

(i)            (A) the Purchaser has breached any representation, warranty, covenant or other agreement made by Purchaser in this Agreement or such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition to the Closing to not be able to be satisfied, (B) the Company shall have delivered written notice of such breach or inaccuracy to the Purchaser and (C) such breach or inaccuracy is not cured by the Purchaser before the earlier of (x) the 10th day following the delivery of such notice, and (y) the Termination Date; or

(ii)            the Purchaser or any of its direct or indirect Subsidiaries (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect; (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (A); (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to the Purchaser or any Affiliate or for a substantial part of the Purchaser’s assets; (D) makes a general assignment or arrangement for the benefit of creditors; or (E) takes any corporate action for the purpose of authorizing any of the foregoing.

Section 8.2      Effect of Termination. Upon termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that, Section 5.9, Article VIII, Section 9.1, Section 9.3 through Section 9.11 (except as otherwise set forth therein) and Section 9.13 shall survive the termination of this Agreement; provided further that nothing set forth in this Agreement shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination.

Article IX.

GENERAL PROVISIONS

Section 9.1      Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)            If to the Company:

Entasis Therapeutics Holdings Inc.

35 Gatehouse Drive

Waltham, MA 02451

Attn:	Elizabeth Keiley
Tel:	[***]
Email:	[***]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attn:	Jack S. Bodner
Matthew C. Franker
Tel:	[***]
[***]
Fax:	[***]
[***]
Email:	[***]
[***]

(b)            If to the Purchaser:

c/o Innoviva, Inc.

1350 Old Bayshore Highway Suite 400
Burlingame, CA 94010
Attention: Marianne Zhen
Email: [***]

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn:	Russell Leaf
Jared Fertman
Tel:	[***]
[***]
Email:	[***]
[***]

Section 9.2      Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred (in whole or in part) by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, that Purchaser shall be entitled to assign this Agreement in whole or in part to any of its Subsidiaries or Affiliates. Any purported assignment or transfer in violation of this Section 9.2 shall be null and void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 9.3      Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as Schedules and Exhibits to and the documents and instruments referred to in this Agreement, including the Definitive Documents) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

Section 9.4      Governing Law; Venue: Forum. THIS AGREEMENT (AND ANY CLAIMS OR CAUSE OF ACTION ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Parties irrevocably and unconditionally agrees that, subject to the immediately following sentence of this Section 9.4, any legal action, suit or proceeding against it with respect to any matter arising under, out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware), and by execution and delivery of this Agreement, each of the Parties: (a) irrevocably submits itself to the nonexclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action, suit or proceeding and (c) waives any objection that such court is an inconvenient forum or does not have jurisdiction over such Party.

Section 9.5      Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR STATUTE).

Section 9.6      Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 9.7      Waivers and Amendments; Rights Cumulative; Consent; Severability.

(a)            This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Purchaser.

(b)            Unless otherwise expressly set forth herein, the terms and conditions of this Agreement may be waived (i) by the Company only by a written instrument executed by the Company and (ii) by the Purchaser only by a written instrument executed by the Purchaser. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c)            In the event that any provision hereof would be invalid or unenforceable in any respect under applicable Law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 9.8      Headings; Interpretation. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement. Each Party participated in the drafting of this Agreement and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 9.9      Specific Performance. It is understood and agreed by the Parties that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 9.10      Publicity. The Company shall file a Current Report on Form 8-K with the SEC within the time required by the Exchange Act in form and substance reasonably satisfactory to Purchaser. Within twenty-four (24) hours of the Closing Date, the Company shall issue a press release in a form approved by Purchaser disclosing the material terms of the transactions contemplated hereby and by the other Definitive Documents. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement without the prior consent of the Purchaser, except if such disclosure is required by Law, in which case the Company shall promptly provide Purchaser with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or include the name of Purchaser in any filing with the SEC or any Governmental Entity, without the prior written consent of Purchaser, except to the extent such disclosure is required by Law, in which case the Company shall provide the Purchaser with prior notice of such disclosure.

Section 9.11      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, Related Parties or Representatives or any of such Party’s Affiliates’ or Related Parties’ Affiliates or Representatives in each case other than the Parties to this Agreement and each of their respective successors and permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties or Representatives, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 9.11 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments, except as provided in Section 9.12. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 9.12      Limitation of Liability. IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH, ARISING OUT OF, OR RELATED TO, THIS AGREEMENT, EXCEPT TO THE EXTENT REASONABLY FORESEEABLE OR ACTUALLY PAID TO A THIRD PARTY.

Section 9.13      Further Assurances. From and after the date of this Agreement upon the reasonable request of any Party hereto, any other Party hereto shall execute, acknowledge, file and/or deliver all such additional instruments, agreements and other documents, and shall do (or cause to be done) all such additional acts and things, that are necessary, proper, advisable or desirable to carry out, consummate and make effective any of the transactions contemplated by this Agreement.

Section 9.14      Survival. All covenants and other agreements contained in this Agreement which by their terms are to be performed following the Closing shall survive the Closing until fully performed. The representations and warranties made in this Agreement shall survive as follows: (a) the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Authorization; Enforcement Validity), Section 3.3 (Issuance of Securities), Section 3.6 (No General Solicitation; Agents’ Fees), Section 3.13 (Transactions with Affiliates) and Section 3.14 (Capitalization) (collectively, the “Fundamental Representations”) shall survive indefinitely; (b) the representations and warranties in Section 3.19 (Employee Relations), Section 3.23 (Tax Status) and Section 3.29 (ERISA Compliance) shall survive until the expiration of the statute of limitations plus thirty (30) days; and (c) all other representations and warranties shall survive until the twelve (12)-month anniversary of the Closing. For the avoidance of doubt, in event of any breach of the representations and warranties or covenants contained herein, the amount of any damages recoverable by Buyer shall include a gross-up to take into account Buyer’s and its Affiliates’ equity ownership in the Company such that, after payment of the grossed-up amount, Buyer will not have suffered any damages.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.

Entasis Therapeutics Holdings Inc.

By:	/s/ Michael Gutch, Ph.D.
Name: Michael Gutch, Ph.D.
Title: Chief Financial and Business Officer

Innoviva Strategic Opportunities LLC

By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Acknowledged and agreed solely for purposes of Sections 5.9 and 5.11 by:

Innoviva, Inc.

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]